Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On March 1, 2023 (the “Closing Date”), GPM Investments, LLC, a Delaware limited liability company (“GPM”) and a subsidiary of ARKO Corp., a Delaware corporation (the “Company” or “ARKO”) and certain of GPM’s subsidiaries, including GPM Petroleum, LLC, a Delaware limited liability company, completed their acquisition of the assets and certain liabilities of Transit Energy Group, LLC, a Delaware limited liability company, and certain of its affiliated entities (collectively “TEG”) pursuant to the Asset Purchase Agreement entered into by and between Buyer and Seller on September 9, 2022, as amended (the “Purchase Agreement” and such acquisition, together with the other related transactions contemplated by the Purchase Agreement, the “TEG Acquisition”).

The accompanying unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared to reflect the effects of the TEG Acquisition on the consolidated financial statements of the Company as follows: (i) the unaudited pro forma condensed combined balance sheet (the “pro forma balance sheet”) is presented as if the TEG Acquisition had occurred on September 30, 2022; and (ii) the unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the year ended December 31, 2021 and the nine months ended September 30, 2022 are presented as if the TEG Acquisition had occurred on January 1, 2021. The historical financial statements have been adjusted to reflect factually supportable items that are directly attributable to the TEG Acquisition and, with respect to the statements of operations only, that are expected to have a continuing impact on the combined results. The pro forma adjustments have been prepared based on assumptions that the Company believes are reasonable, but that are subject to change once additional information becomes available and the preliminary purchase price allocation for the TEG Acquisition is finalized.

The pro forma financial statements have been prepared using the acquisition method of accounting in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations that have yet to progress to a stage at which there is sufficient information for definitive measures. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements in accordance with the requirements of the Securities and Exchange Commission, and are subject to revision based on a final determination of fair value as of the date of the TEG Acquisition. Differences between these preliminary estimates and the final acquisition accounting may be material; therefore, the pro forma financial statements presented below is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the TEG Acquisition been completed on the applicable dates of these pro forma financial statements. In addition, the pro forma financial statements do not purport to project the future financial condition and results of operations of the combined company.

The pro forma financial statements should be read in conjunction with:

•
The accompanying notes to the pro forma financial statements;
•
The audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the year ended December 31, 2021 and the accompanying notes thereto;
•
The unaudited condensed consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and the accompanying notes thereto;
•
Historical audited consolidated financial statements as of and for the year ended December 31, 2021, which consist of the audited consolidated financial statements of Transit Energy Group, LLC and Subsidiaries and the accompanying notes thereto, which are included as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A with which these pro forma financial statements are filed; and
•
Historical interim unaudited consolidated financial statements as of and for the nine months ended September 30, 2022, which consist of the unaudited consolidated financial statements of Transit Energy Group, LLC and Subsidiaries and the accompanying notes thereto, which are included as Exhibit 99.2 to the Company’s Current Report on Form 8-K/A with which these pro forma financial statements are filed.

The unaudited pro forma condensed combined financial statements included herein does not give effect to any potential cost reductions or other operating efficiencies that could result from the TEG Acquisition.

ARKO Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2022

(in thousands)

	ARKO Corp. Historical	TEG Historical	Pro Forma Adjustments		ARKO Corp. Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$283,375	$—	$379	(a)
			(80,702)	(b)
			55,000	(c)	$258,052
Restricted cash	14,194	—	—		14,194
Short-term investments	2,122	—	—		2,122
Trade receivables, net	121,736	21,121	(21,121)	(a)	121,736
Inventory	224,545	25,739	(5,595)	(a)	244,689
Other current assets	98,842	10,173	(9,232)	(a)	99,783
Total current assets	744,814	57,033	(61,271)		740,576
Non-current assets:
Property and equipment, net	591,024	145,726	191,112	(a)
			(206,415)	(h)	721,447
Right-of-use assets under operating leases	1,127,100	—	189,395	(a), (h)	1,316,495
Right-of-use assets under financing leases, net	185,518	—	—		185,518
Goodwill	197,711	56,440	(56,440)	(a)	197,711
Intangible assets, net	192,651	16,861	18,139	(a)	227,651
Equity investment	2,991	—	—		2,991
Deferred tax asset	17,773	—	—		17,773
Other non-current assets	29,683	—	97	(a)	29,780
Total assets	$3,089,265	$276,060	$74,617		$3,439,942
Liabilities
Current liabilities:
Long-term debt, current portion	$11,477	$17,329	$(17,329)	(c)	$11,477
Accounts payable	211,125	22,397	(22,064)	(a)	211,458
Other current liabilities	148,199	7,264	(5,464)	(a)
			23,587	(i)
			1,124	(h)	174,710
Operating leases, current portion	55,952	—	3,005	(a), (h)	58,957
Financing leases, current portion	5,741	—	—		5,741
Total current liabilities	432,494	46,990	(17,141)		462,343
Non-current liabilities:
Long-term debt, net	722,097	117,664	(62,664)	(c)	777,097
Asset retirement obligation	63,759	11,519	(4,421)	(a)	70,857
Operating leases	1,141,450	—	185,795	(a), (h)	1,327,245
Financing leases	227,182	—	—		227,182
Other non-current liabilities	132,276	8,328	(8,131)	(a)
			22,258	(i)
			50,480	(h)	205,211
Total liabilities	2,719,258	184,501	166,176		3,069,935
Series A redeemable preferred stock	100,000	—	—		100,000
Shareholders' equity:
Common stock	12	—	—		12
Treasury stock, at cost	(40,042)	—	—		(40,042)
Additional paid-in capital	226,808	—	—		226,808
Accumulated other comprehensive income	9,119	—	—		9,119
Retained earnings	73,990	—	—		73,990
Members' capital	—	91,559	(91,559)	(l)	—
Total shareholders' equity	269,887	91,559	(91,559)		269,887
Non-controlling interest	120	—	—		120
Total equity	270,007	91,559	(91,559)		270,007
Total liabilities, redeemable preferred stock and equity	$3,089,265	$276,060	$74,617		$3,439,942

ARKO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine Months Ended September 30, 2022

(in thousands, except per share data)

	ARKO Corp. Historical	TEG Historical	Pro Forma Adjustments		ARKO Corp. Pro Forma Combined
Revenues:
Fuel revenue	$5,648,954	$796,600	$—		$6,445,554
Merchandise revenue	1,244,558	110,499	—		1,355,057
Other revenues, net	69,209	13,894	—		83,103
Total revenues	6,962,721	920,993	—		7,883,714
Operating expenses:
Fuel costs	5,250,105	748,156	—		5,998,261
Merchandise costs	866,110	77,101	—		943,211
Store operating expenses	534,197	—	61,046	(k)
			8,281	(h)	603,524
General and administrative expenses	100,695	—	18,089	(k)
			5	(h)
			(619)	(e)	118,170
Selling, general and administrative expenses	—	80,369	(80,369)	(k)	—
Class B members' interest compensation expense	—	196	(196)	(e)	—
Depreciation and amortization	75,050	8,511	1,178	(f)
			3,689	(g)	88,428
Total operating expenses	6,826,157	914,333	11,104		7,751,594
Other expenses (income), net	3,269	(1,095)	1,234	(k)	3,408
Operating income	133,295	7,755	(12,338)		128,712
Interest and other financial income	2,509	—	—		2,509
Interest and other financial expenses	(45,619)	(4,378)	2,635	(c)
			(1,050)	(i)
			(2,887)	(h)	(51,299)
Income before income taxes	90,185	3,377	(13,640)		79,922
Income tax expense	(31,060)	—	2,566	(j)	(28,494)
Loss from equity investment	(7)	—	—		(7)
Net income	$59,118	$3,377	$(11,074)		$51,421
Less: Net income attributable to non-controlling interests	182	—	—		182
Net income attributable to ARKO Corp.	$58,936	$3,377	$(11,074)		$51,239
Series A redeemable preferred stock dividends	(4,301)	—	—		(4,301)
Net income attributable to common shareholders	$54,635	$3,377	$(11,074)		$46,938
Net income per share attributable to common shareholders - basic	$0.45				$0.38
Net income per share attributable to common shareholders - diluted	$0.43				$0.38
Weighted average shares outstanding:
Basic	121,950				121,950
Diluted	123,527				123,527

ARKO Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2021

(in thousands, except per share data)

	ARKO Corp. Historical	TEG Historical	Pro Forma Adjustments		ARKO Corp. Pro Forma Combined
Revenues:
Fuel revenue	$5,714,333	$558,718	$—		$6,273,051
Merchandise revenue	1,616,404	96,118	—		1,712,522
Other revenues, net	86,661	15,138	—		101,799
Total revenues	7,417,398	669,974	—		8,087,372
Operating expenses:
Fuel costs	5,275,907	524,345	814	(k)	5,801,066
Merchandise costs	1,143,494	68,004	—		1,211,498
Other cost of goods sold	—	814	(814)	(k)	—
Store operating expenses	630,518	—	48,748	(k)
			5,889	(h)	685,155
General and administrative expenses	124,667	—	16,733	(k)
			84	(h)
			(826)	(e)	140,658
Selling, general and administrative	—	67,324	(67,324)	(k)	—
Class B members' interest compensation expense	—	261	(261)	(e)	—
Depreciation and amortization	97,194	9,085	3,599	(f)
			5,153	(g)	115,031
Total operating expenses	7,271,780	669,833	11,795		7,953,408
Other expenses (income), net	3,536	(3,074)	3,587	(d)
			(1,351)	(k)
			1,843	(k)	4,541
Operating income	142,082	3,215	(15,874)		129,423
Bargain purchase gain	—	1,351	(1,351)	(k)	—
Interest and other financial income	3,005	—	—		3,005
Interest and other financial expenses	(74,212)	(2,639)	562	(c)
			(2,738)	(i)
			(3,927)	(h)	(82,954)
Income before income taxes	70,875	1,927	(23,328)		49,474
Income tax expense	(11,634)	—	5,351	(j)	(6,283)
Income from equity investment	186	—	—		186
Net income	$59,427	$1,927	$(17,977)		$43,377
Less: Net income attributable to non-controlling interests	229	—	—		229
Net income attributable to ARKO Corp.	$59,198	$1,927	$(17,977)		$43,148
Series A redeemable preferred stock dividends	(5,735)	—	—		(5,735)
Net income attributable to common shareholders	$53,463	$1,927	$(17,977)		$37,413
Net income per share attributable to common shareholders - basic	$0.43				$0.30
Net income per share attributable to common shareholders - diluted	$0.42				$0.30
Weighted average shares outstanding:
Basic	124,412				124,412
Diluted	125,437				125,437

ARKO Corp.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The pro forma financial statements have been prepared to reflect the effects of the TEG Acquisition on the financial statements of the Company. The pro forma balance sheet is presented as if the TEG Acquisition had occurred on September 30, 2022. The pro forma statements of operations for the year ended December 31, 2021, and the nine months ended September 30, 2022, are presented as if the TEG Acquisition had occurred on January 1, 2021. The historical consolidated financial statements have been adjusted to reflect factually supportable items that are directly attributable to the TEG Acquisition and, with respect to the statements of operations only, that are expected to have a continuing impact on the combined results.

The pro forma financial statements have been prepared using the acquisition method of accounting in ASC 805, Business Combinations, with the Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for definitive measures. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements in accordance with the requirements of the Securities and Exchange Commission, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may be material; therefore, the pro forma financial statements presented below are not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the TEG Acquisition been completed on the applicable dates of these pro forma financial statements. In addition, the pro forma financial statements do not purport to project the future financial condition and results of operations of the combined company.

2. Estimated Consideration and Preliminary Purchase Price Allocation

The purchase price for the TEG Acquisition was approximately $370 million, as adjusted in accordance with the terms of the Purchase Agreement, plus the value of inventory at the Closing Date, of which $50 million was deferred and payable in two annual payments of $25 million, which the Company may elect to pay either in cash or, subject to the satisfaction of certain conditions, shares of ARKO’s common stock, $0.0001 par value per share, on the first and second anniversaries of the Closing Date. The Company paid approximately $81 million of the non-deferred purchase price including the value of inventory and other closing adjustments, of which approximately $55.0 million was financed with borrowings under GPM Petroleum LP’s revolving credit facility with a syndicate of banks led by Capital One, National Association (the “GPMP Capital One Line of Credit”). An affiliate of Oak Street Real Estate Capital Net Property Fund, LP (“Oak Street”), under the Company’s standby real estate purchase, designation and lease program agreement with Oak Street, dated as of May 3, 2021 (as amended, the “Program Agreement”), paid the balance of the non-deferred purchase price for fee simple ownership in 104 sites. At the Closing Date, pursuant to the Program Agreement, the Company entered into a master lease with Oak Street for the sites Oak Street acquired in the transaction under customary lease terms.

The Company has performed a preliminary valuation of the fair value of the assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price of the TEG Acquisition:

Amount
(in thousands)
Fair value of consideration transferred:
Cash	$25,702
GPMP Capital One Line of Credit	55,000
Liability resulting from deferred purchase price	45,845
Payable to TEG	500
Consideration provided by Oak Street	258,019
Total consideration	$385,066
Assets acquired and liabilities:
Cash and cash equivalents	$379
Inventory	20,144
Other assets	930
Property and equipment, net	336,838
Intangible assets	35,000
Right-of-use assets under operating leases	58,141
Environmental receivables	108
Total assets	451,540
Other liabilities	(1,611)
Environmental liabilities	(219)
Asset retirement obligation	(7,098)
Operating leases	(57,546)
Total liabilities	(66,474)
Total identifiable net assets	385,066
Goodwill	$—

The initial accounting treatment of the TEG Acquisition reflected in these pro forma financial statements is provisional as the Company has not yet finalized the initial accounting treatment of the business combination, and in this regard, has not finalized the valuation of some of the assets and liabilities acquired and the goodwill resulting from the TEG Acquisition, mainly due to the limited period of time between the Closing Date and the date of these pro forma financial statements. Therefore, some of the financial information presented with respect to the TEG Acquisition in these pro forma financial statements remains subject to change.

3. Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on currently available information and certain assumptions that the Company believes are reasonable. The actual effects of the TEG Acquisition may differ materially from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the TEG Acquisition and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the TEG Acquisition, and reflect those items expected to have a continuing impact on the Company. The pro forma financial statements may not be indicative of the results that actually would have occurred if the Company had completed the TEG Acquisition on the dates indicated or that could be achieved in the future.

The following pro forma adjustments, as applicable, are included in the pro forma financial statements:

(a)
Reflects the adjustment of the historical carrying amount of TEG’s assets acquired and liabilities assumed as of September 30, 2022 to the preliminary estimated fair value of the assets acquired and liabilities assumed as of the Closing Date.
(b)
Reflects the recognition of the preliminary purchase price, including cash consideration paid of $384.5 million, net of $258.0 million proceeds from Oak Street treated as a sale-leaseback for accounting purposes and deferred consideration of $50.0 million, discounted to $45.8 million on the Closing Date.
(c)
Certain adjustments that are directly related to the TEG Acquisition were made to debt and debt related accounts. The adjustments were as follows:
1.
A $55.0 million increase to long-term debt which reflects the draw from the GPMP Capital One Line of Credit.
2.
The elimination of TEG’s indebtedness of $135.0 million, which was not assumed by the Company.
3.
Elimination of historical interest expense and recording of the interest expense associated with the new debt as discussed in Note 2 to these pro forma financial statements. The following table summarizes the change in estimated interest expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated interest expense	$1,584	$1,830
Less historical interest expense	(4,219)	(2,392)
Total	$(2,635)	$(562)

(d)
Reflects incremental amount of estimated transaction costs incurred or to be incurred related to the TEG Acquisition that are not already reflected in the historical financial statements. The transaction costs have been recorded in the pro forma statement of operations for the year ended December 31, 2021 as the costs would have been incurred shortly after the transaction and are one-time in nature.
(e)
Reflects the reduction of compensation expense for former management personnel of TEG who were not retained by the Company at the Closing Date.
(f)
The following table summarizes the change in preliminary estimated depreciation expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated depreciation expense	$8,128	$10,837
Less historical depreciation expense	(6,950)	(7,238)
Total	$1,178	$3,599

(g)
The useful life of both the wholesale fuel supply contracts and the brand name acquired was estimated at five years. The following table summarizes the change in preliminary estimated amortization expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated amortization expense	$5,250	$7,000
Less historical amortization expense	(1,561)	(1,847)
Total	$3,689	$5,153

(h)
For accounting purposes, the transaction with Oak Street was treated as a sale-leaseback. Because the sale-leaseback was off-market, a financial liability of $51.6 million was recorded, resulting in interest expense recognized over the lease term. Additionally, the right-of-use assets and operating lease liabilities of approximately $131.3 million were recorded in connection with the operating lease, after reducing for accounting purposes from the contractual lease payments the amount attributable to the repayment of the additional financing. In addition, reflects the establishment of $58.1 million of right-of-use assets and $57.5 million of operating lease liabilities for assumed existing leases with certain other third-parties. The following table summarizes the change in the estimated lease expense:

	Nine Months Ended September 30, 2022	Year Ended December 31, 2021
	(in thousands)
Estimated lease expense	$13,996	$10,519
Less historical lease expense	(5,710)	(4,546)
Total	$8,286	$5,973

(i)
Reflects the discounted amount due for the deferred purchase price and the related increase in interest expense associated with it.
(j)
The pro forma income tax adjustments included in the pro forma statement of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 reflect the income tax effects of TEG historical income before taxes and the pro forma adjustments presented. The tax rate applied was 25%.
(k)
Reflects adjustments to conform the TEG’s historical financial statement presentation to the Company’s financial statement presentation.
(l)
Reflects the elimination of the historical equity balance of TEG.